Exhibit 10.1

                      PLAN AND AGREEMENT OF REORGANIZATION

                                      AMONG

                            EMPS RESEARCH CORPORATOIN

                                       AND

                              CONDESA PACIFIC S.A.

                                       AND

                               THE SHAREHOLDERS OF

                              CONDESA PACIFIC S.A.

                             DATED DECEMBER 3, 2004




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                                TABLE OF CONTENTS



Plan and Agreement of Reorganization........................................3


Plan of Reorganization......................................................3

   Agreement................................................................3
      Section 1 - Transfer of Shares........................................3
      Section 2 - Issuance of Exchange Stock to CONDESA Shareholders........3
      Section 3 - Closing...................................................4
      Section 4 - Representations and Warranties by CONDESA and Certain
                  Shareholders..............................................6
      Section 5 - Representations and Warranties by EMPS RESEARCH..........10
      Section 6 - Access and Information...................................14
      Section 7 - Covenants of CONDESA and Certain Shareholders............14
      Section 8 - Covenants of EMPS RESEARCH...............................16
      Section 9 - Additional Covenants of the Parties......................17
      Section 10 - Survival of Representations, Warranties and Covenants...18
      Section 11 - Conditions Precedent to Obligations of Parties..........18
      Section 12 - Termination, Amendment, Waiver..........................21
      Section 13 - Miscellaneous...........................................21

Exhibit List...............................................................27

Schedule List..............................................................27

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                      PLAN AND AGREEMENT OF REORGANIZATION


         This Plan and Agreement of Reorganization ("Agreement") is entered into as of this 3rd day of December 2004 by and between EMPS RESEARCH CORPORATION, a Utah corporation ("EMPS RESEARCH"), and CONDESA PACIFIC S. A.., a British Virgin Islands international business company ("CONDESA"), and those persons listed in Exhibit A hereto, being all of the shareholders of CONDESA as of the date this Agreement is executed.


                             PLAN OF REORGANIZATION

         The transaction contemplated by this Agreement is intended to be an exchange of stock reorganization. EMPS RESEARCH will acquire 100% of CONDESA's issued and outstanding common stock, (no par value) in exchange for 35,000,000 shares of EMPS RESEARCH's common stock, $.001 par value (the "Exchange Stock"). Upon the consummation of the exchange transaction and the issuance and transfer of the Exchange Stock as set forth in Section 2 hereinbelow, CONDESA Shareholders would hold ninety percent (90%) of the then-outstanding common stock of EMPS RESEARCH representing a controlling interest in EMPS RESEARCH. The Exchange Transaction will result in CONDESA becoming a wholly-owned subsidiary of EMPS RESEARCH. Thereafter, EMPS RESEARCH would expect to change its name to Bekem Metals, Inc., or some other corporate name similar thereto.


                                    AGREEMENT

                                    Section 1
                               Transfer of Shares

1.1 All shareholders of CONDESA (the "Shareholders" or the "CONDESA Shareholders"), as of the date of Closing as such term is defined in
         Section 3 herein (the "Closing" or the "Closing Date"), shall transfer, assign, convey and deliver to EMPS RESEARCH on the Closing Date, certificates representing one hundred percent (100%) of the CONDESA Stock. The transfer of the CONDESA Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the CONDESA Shareholders and EMPS RESEARCH shall have otherwise agreed in writing.


                                    Section 2
               Issuance of Exchange Stock to CONDESA Shareholders

2.1 As consideration for the transfer, assignment, conveyance and delivery of the CONDESA Stock hereunder, EMPS RESEARCH shall, at the Closing issue to the CONDESA Shareholders, pro rata in accordance with each Shareholder's percentage ownership of CONDESA immediately prior to the Closing, certificates representing 35,000,000 shares of EMPS RESEARCH

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         Common Stock. The parties intend that the Exchange Shares being issued will be used to acquire all outstanding CONDESA Shares. To the extent that less than 100% of the CONDESA Stock is acquired, the number of shares issuable to those CONDESA Shareholders who have elected to participate in the exchange described in this Agreement (the "Exchange") shall decrease proportionately.

2.2 The issuance of the Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the CONDESA Shareholders and EMPS RESEARCH shall have otherwise agreed in writing. As provided herein, and immediately prior to the Closing, EMPS RESEARCH shall have issued and outstanding: (i) not more than 3,888,888 shares of Common Stock; and
         (ii) shall have no preferred stock or other securities issued and outstanding.

2.3 None of the Exchange Stock issued to the CONDESA Shareholders, nor any of the CONDESA Stock transferred to EMPS RESEARCH hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such shares shall bear a legend worded substantially as follows:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are `restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

         The respective transfer agents of EMPS RESEARCH and CONDESA shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that EMPS RESEARCH register the Exchange Stock under the Act, nor shall CONDESA or the Shareholders be required to register any CONDESA Shares under the Act.


                                    Section 3
                                     Closing

3.1 Closing of Transaction. Subject to the fulfillment or waiver of the conditions precedent set forth in Section 11 hereof, the Closing shall take place on the Closing Date at the offices of, Poulton & Yordan, Attorneys at Law, 324 South 400 West, Salt Lake City, Utah 84101, at 10:00 A.M., local time, or at such other time on the Closing Date as CONDESA and EMPS RESEARCH may mutually agree in writing.

3.2 Closing Date. The Closing Date of the Exchange shall take place on a date chosen by mutual agreement of CONDESA and EMPS RESEARCH within forty-five (45) days from the date of this Agreement, or such later date upon which CONDESA and EMPS RESEARCH may mutually agree in writing, or as extended pursuant to subsection 12.1(b) hereinbelow.

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3.3 Deliveries at Closing.

         (a) CONDESA shall deliver or cause to be delivered to EMPS RESEARCH at
Closing:

                  (1) certificates representing all shares, or an amount of shares acceptable to EMPS RESEARCH, of the CONDESA Stock as described in Section 1, each endorsed in blank by the registered owner;

                  (2) an agreement from each Shareholder surrendering his or her shares agreeing to a restriction on the transfer of the Exchange Stock as described in
                           Section 2 hereof;

                  (3) a copy of a consent of CONDESA's board of directors authorizing CONDESA to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit B;

                  (4) Certificates of Good Standing for CONDESA and its Subsidairy issued not more than thirty (30) days prior to Closing by the regulatory authorities of the British Virgin Islands and Republic of Kazakhstan, respectively;

                  (5) an opinion of Mikhail Ioffe Esq., special counsel to CONDESA, dated the Closing Date, in a form deemed acceptable by EMPS RESEARCH and its counsel;

                  (6) Articles of Incorporation and Bylaws of CONDESA and its Subsidiary certified as of the Closing Date by the President and Secretary of CONDESA;

                  (7) such other documents, instruments or certificates as shall be reasonably requested by EMPS RESEARCH or its counsel.

         (b) EMPS RESEARCH shall deliver or cause to be delivered to CONDESA at
Closing:

                  (1) a copy of a consent of EMPS RESEARCH's board of directors authorizing EMPS RESEARCH to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit C;

                  (2) a copy of a Certificate of Good Standing for EMPS RESEARCH issued not more than ten (10) days prior to Closing by the Secretary of State of Utah;

                  (3)      all of EMPS RESEARCH's corporate records;

                  (4) stock certificate(s) or a computer listing from EMPS RESEARCH's transfer agent representing the Exchange Stock to be newly issued by EMPS RESEARCH under this

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                           Agreement, which certificates shall be in the names
                           of the appropriate CONDESA Shareholders, each in the appropriate denomination as described in Section 2;

                  (5) an opinion of Poulton & Yordan, Attorneys at Law, counsel to EMPS RESEARCH, dated the Closing Date, in a form deemed acceptable by CONDESA and its counsel;

                  (7) Articles of Incorporation and Bylaws of EMPS RESEARCH certified as of the Closing Date by the President and Secretary of EMPS RESEARCH;

                  (8) such other documents, instruments or certificates as shall be reasonably requested by CONDESA or its counsel.

3.4      Filings; Cooperation.

         (a) Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section 11 below.

         (b) On and after the Closing Date, EMPS RESEARCH, CONDESA and the Shareholders set forth in Exhibit A shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.


                                    Section 4
       Representations and Warranties by CONDESA and Certain Shareholders

4.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to EMPS RESEARCH), CONDESA and those Shareholders listed on Exhibit A represent and warrant to EMPS RESEARCH as follows:

         (a) Organization and Good Standing of CONDESA. The Articles of Incorporation of CONDESA AND KAZNICKEL LLP, its subsidiary, and all Amendments thereto as presently in effect, and the Bylaws of CONDESA AND KAZNICKEL, as presently in effect, certified by the President and Secretary of CONDESA AND KAZNICKEL, respectively, have been delivered to EMPS RESEARCH and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

         (b) Capitalization. CONDESA's authorized capital stock is 50,000 shares of $1.00 par value Common Stock (defined as "CONDESA Common Stock"), of which 50,000 shares are issued and

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                  outstanding prior to the Closing Date, and held of record by approximately seven (7) persons, who are currently not residents of the United States. All of such outstanding shares are validly issued, fully paid and non-assessable. There are no outstanding options and warrants for Condesa Common Stock. All securities issued by CONDESA as of the date of this Agreement have been issued in compliance with all applicable securities laws. Except as set forth in Schedule 4.1(b), no other equity securities or debt obligations of CONDESA are authorized, issued or outstanding.

         (c)      Subsidiaries. Other than KAZNICKEL LLP, and as set forth in
                  Schedule 4.1 (c), CONDESA has no subsidiaries and no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         (d) Financial Statements. CONDESA will deliver to EMPS RESEARCH, prior to Closing, a copy of Condesa's unaudited financial statements for the nine (9) months ended November 30, 2004, which will be true and complete and will have been prepared in conformity with generally accepted accounting principles and within 90 days of the date of this Agreement, audited financial statements for the fiscal year ended December 31, 2004 prepared in compliance with U.S. GAAP and GAAS. Other than changes in the usual and ordinary conduct of the business since November 30, 2004, there have been and, at the Closing Date, there will be no material adverse changes in such financial statements.

         (e)      Absence of Undisclosed Liabilities. Other than as set forth in
                  Schedule 4.1 (e), neither Condesa nor its subsidiaries has any liabilities which are not adequately reflected or reserved against in the CONDESA Financial Statements or otherwise reflected in this Agreement and Condesa shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after November 30, 2003, and would be individually or in the aggregate, material to the results of operations or financial condition of CONDESA as of the Closing Date.

         (f) Litigation. Except as disclosed in Schedule 4.1(f), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against CONDESA or its subsidiary or its properties. Except as disclosed in Schedule 4.1(f), there are no actions, suits or proceedings pending, or, to the knowledge of CONDESA, threatened against or affecting CONDESA or its affiliated companies, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of CONDESA or its affiliated company which might result in any material adverse change in the operations or financial condition of CONDESA, or which might prevent or materially impede the consummation of the transactions under this Agreement.

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         (g)      Compliance with Laws. To the best of its knowledge, the
                  operations and affairs of CONDESA and its affiliated companies do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of such affiliated company or CONDESA .

         (h) Absence of Certain Changes. Except as set forth in Schedule 4.1(h), or otherwise disclosed in writing to EMPS RESEARCH, since November 30, 2003,

                  (i) CONDESA has not entered into any material transaction;

                  (ii) there has been no change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of CONDESA as shown on the CONDESA Financial Statement, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities;

                  (iii) there has been no damage to, destruction of or loss of any of the properties or assets of CONDESA (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of CONDESA;

                  (iv) CONDESA has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock except in conjunction with the private placement described in Schedule 4.1(h);

                  (v) there has been no material change, except in the ordinary course of business, in the contingent obligations of CONDESA by way of guaranty, endorsement, indemnity, warranty or otherwise;

                  (vi) there have been no loans made by CONDESA to its employees, officers or directors;

                  (vii) there has been no waiver or compromise by CONDESA of a valuable right or of a material debt owed to it;

                  (viii) there has been no extraordinary increase in the compensation of any of CONDESA's employees;

                  (ix) there has been no agreement or commitment by CONDESA to do or perform any of the acts described in this
                           Section 4.1(h); and

                  (x) there has been no other event or condition of any character, which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of CONDESA or to impair materially the ability of CONDESA to conduct the business now being conducted.

         (i) Employees. There are, except as disclosed in Schedule 4.1(i), no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between CONDESA and any of its directors, officers or employees and there is no employment, consulting, severance or indemnification

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                  arrangements, agreements or understandings between CONDESA on the one hand, and any current or former directors, officers or employees of CONDESA on the other hand.

         (j) Assets. All of the assets reflected on the November 30, 2003, CONDESA Financial Statements or acquired and held as of the Closing Date, will be owned by CONDESA on the Closing Date. Except as set forth in Schedule 4.1(j), CONDESA owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets. None of CONDESA's equipment used by CONDESA in connection with its business has any material defects and all of them are in all material respects in good operating condition and repair, and are adequate for the uses to which they are being put; none of CONDESA's equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repair. CONDESA represents that, except to the extent disclosed in Schedule 4.1(j) to this Agreement or reserved against on its balance sheet as of November 30, 2003, it is not aware of any accounts and contracts receivable existing that in its judgment would be uncollectible.

         (k) Tax Matters. Other than as set forth in Schedule 4.1 (k), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of CONDESA and its subsidiary have been timely filed. Since November 30, 2003, CONDESA has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of CONDESA. On the date of this Agreement, neither CONDESA nor its subsidiary is delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

         (l) Operating Authorities. To the best knowledge of CONDESA, CONDESA and its subsidiary have all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals ("Permits") required to conduct its business as presently conducted or proposed to be conducted. Such Permits are set forth on Schedule 4.1(l). Since CONDESA's inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any permit; and no proceeding is pending or threatened to revoke or limit any Permit.

         (m) Continuation of Key Management. To the best knowledge of CONDESA, all key management personnel of CONDESA intend to continue their employment with CONDESA after the Closing.

         (n) Books and Records. The books and records of CONDESA and its subsidiary are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving CONDESA or its subsidiary which properly should have been set forth therein and which have not been accurately so set forth.

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         (o)      Authority to Execute Agreement. The Board of Directors of
                  CONDESA, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by CONDESA of this Agreement, and has duly authorized each of the transactions hereby contemplated. CONDESA has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. CONDESA has taken all actions required by law, its Articles of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon CONDESA and those Shareholders listed in Exhibit A hereto in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of CONDESA, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to CONDESA.

         (p) Finder's Fees. CONDESA is not, and on the Closing Date will not be liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

4.2 Disclosure. At the date of this Agreement, CONDESA and those Shareholders listed in Exhibit A have, and at the Closing Date they will have, disclosed all events, conditions and facts materially affecting the business and prospects of CONDESA. CONDESA and such Shareholders have not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which they know, or have reasonable grounds to know, may materially affect CONDESA's business and prospects. Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to EMPS RESEARCH by CONDESA and/or by such Shareholders in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.


                                    Section 5
                 Representations and Warranties by EMPS RESEARCH

5.1 Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to CONDESA), EMPS RESEARCH represents and warrants to CONDESA and those Shareholders listed in Exhibit A as follows:

         (a) Organization and Good Standing. EMPS RESEARCH is currently a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted. EMPS RESEARCH is qualified to conduct business as a foreign corporation in no other jurisdiction, and the failure to so qualify in any other

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                  jurisdiction does not materially, adversely affect the ability of EMPS RESEARCH to carry on its business as most recently conducted. The Articles of Incorporation of EMPS Research and all amendments thereto as presently in effect, certified by the Secretary of State of Utah, and the Bylaws of EMPS
                  RESEARCH as presently in effect, certified by the President and Secretary of EMPS RESEARCH, have been delivered to CONDESA and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

         (b) Capitalization. EMPS RESEARCH's authorized capital stock consists of 50,000,000 shares of $.001 par value Common stock (defined above as "EMPS RESEARCH Common Stock"), of which not more than 3,888,888 will be issued and outstanding, prior to Closing Date and held of record by approximately 150 shareholders. Except as set forth in Schedule 5.1(b), no other equity securities or debt obligations of EMPS RESEARCH are authorized, issued or outstanding and as of the Closing, there will be no other outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the EMPS RESEARCH Common Stock, and there will be no outstanding security of any kind convertible into EMPS RESEARCH Common Stock. The shares of EMPS RESEARCH Common Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding EMPS RESEARCH Common Stock are validly issued, fully paid and nonassessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of EMPS RESEARCH Common Stock.

         (c) Issuance of Exchange Stock. All of the EMPS RESEARCH Common Stock to be issued to or transferred to CONDESA Shareholders pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions imposed by State or Federal corporate and securities regulations.

         (d) Shareholder Approval. EMPS RESEARCH will not be required to obtain any approval of the transaction set forth in this Agreement by its shareholders under the laws of the State of Utah.

         (e) No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by EMPS RESEARCH with any of the provisions hereof will:

                  (1) violate or conflict with, or result in a breach of any provisions of, or constitute a default ( or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of EMPS RESEARCH or any note, bond, mortgage, indenture, deed of trust, license,

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                           agreement or other instrument to which EMPS RESEARCH
                           is a party, or by which it or its properties or assets may be bound or affected; or

                  (2) violate any order, writ, injunction or decree, or any statute, rule, permit, or regulation applicable to EMPS RESEARCH or any of its properties or assets.

         (f) Subsidiaries. Except as set forth in Schedule 5.1 (f), EMPS RESEARCH has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         (g) Financial Statements. EMPS RESEARCH will deliver to CONDESA prior to Closing, copies of all of EMPS RESEARCH's audited financial statements for the period ended December 31, 2003 and unaudited financial statements through September 30, 2004, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles.

         (h) SEC Filings. EMPS RESEARCH will deliver to CONDESA prior to Closing, copies of all of EMPS RESEARCH's recent filings made with the Securities and Exchange Commission ("SEC" including Forms 10-KSB and 10-QSB and any proxy material).

         (i) Absence of Certain Changes. Since November 30, 2004 there has been no material change in EMPS RESEARCH's financial conditions, assets or liabilities, except as set forth in
                  Schedule 5.1(i).

         (j) Absence of Undisclosed Liabilities. Except as disclosed in EMPS RESEARCH's Financial Statements, EMPS RESEARCH did not have, as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after September 30, 2004, and would be individually or in the aggregate, material to the results of operation or financial condition of EMPS RESEARCH.

         (k) Litigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against EMPS RESEARCH or its properties. There are no actions, suits or proceedings pending, or, to the knowledge of EMPS RESEARCH, threatened against or relating to EMPS RESEARCH. EMPS RESEARCH is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and EMPS RESEARCH has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.

         (l) Contracts. EMPS RESEARCH is not a party to any written or oral commitment for capital expenditures except as contemplated by this Agreement. EMPS RESEARCH is not a party to, nor is its property bound by any written or oral, express or implied, agreement, contract or other contractual obligation including, without limitation, any real or personal property leases, any employment agreements, any consulting agreements any personal services agreements or any other agreements that require EMPS RESEARCH to pay any money or deliver any assets or services. EMPS RESEARCH has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party.

         (m) Tax Matters. Except as set forth in Schedule 5.1(m), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of EMPS RESEARCH have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Since September 30, 2004 EMPS RESEARCH has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of EMPS RESEARCH. On the date of this Agreement, EMPS RESEARCH is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed. Any tax sharing agreement among or between EMPS RESEARCH and any affiliate thereof shall be terminated as of the Closing Date.

         (n) Authority to Execute Agreement. The Board of Directors of EMPS RESEARCH, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by EMPS RESEARCH of this Agreement and the Exchange Stock, and has duly authorized each of the transactions hereby contemplated. EMPS RESEARCH has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. EMPS RESEARCH has taken all the actions required by law, its Certificate of Incorporation, as amended, its Bylaws, as amended, applicable state law or otherwise to authorize the execution and delivery of the Exchange Stock pursuant to the provisions hereof. This Agreement is valid and binding upon EMPS RESEARCH in accordance with its terms.

         (o) Finder's Fees. EMPS RESEARCH is not, and on the Closing Date, will not be liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

         (p) Books and Records. The books and records of EMPS RESEARCH are complete and correct, are maintained in accordance with good business practice and accurately present and reflect in all material respects, all of the transactions therein described and there have been no transactions involving EMPS RESEARCH which properly should have been set forth therein and which have not been accurately so set forth.

5.2 Disclosure. EMPS RESEARCH has and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of EMPS RESEARCH. EMPS RESEARCH has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows, or has reasonable grounds to know, may materially affect EMPS RESEARCH's business and prospects. Neither this Agreement, nor any certificate, exhibit, schedule or other written document or statement, furnished to CONDESA or the CONDESA Shareholders by EMPS RESEARCH in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.


                                    Section 6
                             Access and Information

6.1 As to CONDESA. Subject to the protections provided by subsection 9.4 herein, CONDESA shall give to EMPS RESEARCH and to EMPS RESEARCH's counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of CONDESA's properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, CONDESA, and furnish EMPS RESEARCH during such period with all such information concerning CONDESA's affairs as EMPS RESEARCH reasonably may request.

6.2      As to EMPS RESEARCH. Subject to the protections provided by subsection
         9.4 herein, EMPS RESEARCH shall give to CONDESA, the CONDESA Shareholders and their counsel, accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of EMPS Research's properties, books, contracts, commitments, and records, if any, and shall furnish CONDESA and the CONDESA Shareholders during such period with all such information concerning EMPS RESEARCH's affairs as CONDESA and the CONDESA Shareholders reasonably may request.


                                    Section 7
                  Covenants of CONDESA and Certain Shareholders

7.1 No Solicitation. For a period of forty-five (45) days from the date of this Agreement, CONDESA and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will use their best efforts to cause its officers, employees, agents and representatives not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or indirectly to solicit, encourage, or initiate any discussions with, to, any person or entity other than EMPS RESEARCH and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving CONDESA, or any sale of any of its capital stock or of the capital stock held by such Shareholders in excess of fifty percent (50%) of such Shareholder's current stock holdings except as otherwise disclosed in this Agreement. CONDESA will notify EMPS RESEARCH immediately upon receipt of an inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of CONDESA's business, or providing information to government authorities.

7.2 Conduct of Business Pending the Transaction. CONDESA and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, covenant and agree with EMPS RESEARCH that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless EMPS RESEARCH shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, CONDESA and those Shareholders listed on Exhibit A, to the extent within each Shareholder's control, will comply with each of the following:

         (a) Its business shall be conducted only in the ordinary and usual course. CONDESA shall use reasonable efforts to keep intact its business organization and good will, keep available the services of its respective officers and employees, and maintain good relations with suppliers, creditors, employees, customers, and others having business or financial relationships with it, and it shall immediately notify EMPS RESEARCH of any event or occurrence which is material to, and not in the ordinary and usual course of business of CONDESA.

         (b) It shall not (i) amend its Articles of Incorporation or Bylaws or (ii) split, combine, or reclassify any of its outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property.

         (c) It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

         (d) It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

         (e) It shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of EMPS RESEARCH.

         (f) It shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or
                  (iv) as specifically provided for or permitted in this Agreement.

         (g) It shall not enter into any material agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through
                  (f) above.

         (h) It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

         (i) It will comply with all laws and regulations applicable to it and its operations.


                                    Section 8
                           Covenants of EMPS RESEARCH

8.1 No Solicitation. For a period of forty-five (45) days from the date of this Agreement, EMPS RESEARCH will not discuss or negotiate with any other corporation, firm or other person or entertain or consider any inquiries or proposals relating to the possible disposition of its shares of capital stock, or its assets, and will conduct business only in the ordinary course. Notwithstanding the foregoing, EMPS RESEARCH shall be free to engage in activities mentioned in the preceding sentence, which are designed to further the mutual interests of the parties to this Agreement.

8.2 Conduct of EMPS RESEARCH Pending Closing. EMPS RESEARCH covenants and agrees with CONDESA that, prior to the consummation of the transactions called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless CONDESA shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, EMPS RESEARCH will comply with each of the following.

         (a) No change will be made in EMPS RESEARCH's Certificate of Incorporation or Bylaws or in EMPS RESEARCH's authorized or issued shares of stock, except as contemplated in this Agreement or as may be first approved in writing by CONDESA.

         (b) No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors in EMPS RESEARCH, except as may be first approved in writing by CONDESA.

         (c) It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

         (d) It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

         (e) It shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of EMPS RESEARCH.

         (f) It shall not sell lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or
                  (iv) as specifically provided for or permitted in this Agreement.

         (g) It shall not enter into any material agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through
                  (f) above.

         (h) It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

         (i) It will comply with all laws and regulations applicable to it and its operations.


                                    Section 9
                      Additional Covenants of the Parties

9.1 Cooperation. Both CONDESA and EMPS RESEARCH will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party. Furthermore, both CONDESA and EMPS RESEARCH shall collaborate on the preparation and dissemination of an offer, which the Board of Directors of CONDESA shall approve and recommend, to the CONDESA Stockholders, to exchange their outstanding shares of CONDESA Common Stock for shares of EMPS RESEARCH Common Stock.

9.2 Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

9.3 Publicity. Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

9.4 Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Section 6 herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry in conjunction with the transaction contemplated by this Agreement. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.


                                   Section 10
              Survival of Representations, Warranties and Covenants

10.1 The representations, warranties and covenants of CONDESA and those Shareholders listed in Exhibit A contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement. The representations, warranties and covenants of EMPS RESEARCH contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.


                                   Section 11
                 Conditions Precedent to Obligations of Parties

11.1 Conditions to Obligations of the Parties. The obligations of EMPS RESEARCH, CONDESA and those Shareholders listed in Exhibit A under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Sections 4 and 5 herein, and fulfillment, prior to Closing, of each of the following conditions:

         (a) All representations and warranties made by CONDESA Shareholders listed in Exhibit A and EMPS RESEARCH in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

         (b) CONDESA Shareholders listed in Exhibit A and EMPS RESEARCH shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

         (c) All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

         (d) The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

11.2 Conditions to Obligations of EMPS RESEARCH. The obligations of EMPS RESEARCH to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

         (a) Each CONDESA Shareholder acquiring Exchange Stock will be required, at Closing, to submit an agreement confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of two years from the date of the Closing, except for those transfers falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for EMPS RESEARCH. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. Each CONDESA Shareholder acquiring Exchange Stock will be required to transfer to EMPS RESEARCH at the Closing his/her respective CONDESA Shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

         (b) All schedules, prepared by CONDESA shall be current or updated as necessary as of the Closing Date.

         (c) Each party shall have received favorable opinions from the other party's counsel on such matters in connection with the transactions contemplated by this Agreement as are reasonable.

         (d) If shareholders, who in the aggregate own five percent (5%) or more of the CONDESA shares of Common Stock, dissent from the proposed share exchange, or are unable or for any reason refuse to transfer any or all of their CONDESA shares of Common Stock to EMPS RESEARCH in accordance with Section 1 of this Agreement, EMPS RESEARCH, at its option, may terminate this Agreement.

         (e) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

         (g) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

11.3 Conditions to Obligation of CONDESA and the CONDESA Shareholders. The obligations of CONDESA and the CONDESA Shareholders listed in Exhibit A to consummate the transactions contemplated herein are subject to satisfaction (or waiver by them) of the following conditions:

         (a) EMPS RESEARCH shall have provided to CONDESA through September 30, 2004, all unaudited financial statements prepared in accordance with generally accepted accounting principles by independent accountants of EMPS RESEARCH. EMPS RESEARCH shall also provide, as of a date within thirty days of Closing, an update on any material change in the aforementioned financial statements.

         (b) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 4 and 5 hereof, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

         (c) EMPS RESEARCH and CONDESA shall agree to indemnify each other party against any liability to any broker or finder to which that party may become obligated.

         (d) The Exchange shall be approved by the Board of Directors of both CONDESA and EMPS RESEARCH. Furthermore, the Exchange shall be approved by the shareholders of CONDESA and EMPS RESEARCH, if deemed necessary or appropriate by counsel for the same, within thirty (30) days following execution of this Agreement. If such a meeting is deemed necessary, the management of CONDESA and EMPS RESEARCH agree to recommend approval to their respective Shareholders and to solicit proxies in support of the same.

         (f) CONDESA agrees, immediately following the Closing of this Agreement, to use its best efforts to amend EMPS RESEARCH's Certificate of Incorporation to change EMPS RESEARCH's name to "Bekem Metals, Inc." or to a name that is substantially similar.

         (g) EMPS RESEARCH and CONDESA and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

         (h) Both CONDESA and EMPS RESEARCH shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

         (i) EMPS RESEARCH shall have obtained all necessary Blue Sky approvals or exemptions for the issuance of the Exchange Stock required prior to the Closing Date


                                   Section 12
                         Termination, Amendment, Waiver

12.1 This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of EMPS RESEARCH, CONDESA and those CONDESA Shareholders listed in Exhibit A under Section 9.4 hereof:

         (a)      By mutual agreement of EMPS RESEARCH and CONDESA;

         (b) If the Closing (as defined in Section 3) has not have taken place on or prior to January 31, 2005, this Agreement can be terminated upon written notice given by EMPS RESEARCH or CONDESA which is not in material default;

         (c) By EMPS RESEARCH, if in its reasonable believe there has been a material misrepresentation or breach of warranty on the part of any Shareholder listed in Exhibit A in the representations and warranties set forth in the Agreement.

         (d) By CONDESA or a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if, in the reasonable belief of CONDESA or any such Shareholders, there has been a material misrepresentation or breach of warranty on the part of EMPS RESEARCH in the representations and warranties set forth in the Agreement;

         (e) By EMPS RESEARCH if, in its opinion or that of its counsel, the Exchange does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in EMPS RESEARCH's opinion or that of its counsel, without unreasonable expense or effort;

         (f) By EMPS RESEARCH or by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if either party shall determine in its sole discretion that the Exchange has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party [it being understood and agreed that a written request by a governmental authority for information with respect to the Exchange, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of this Agreement];

         (g) By EMPS RESEARCH if the business or assets or financial condition of CONDESA, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by a majority of those Shareholders listed in Exhibit A (as measured by their equity interest) if the business or assets or financial condition of EMPS RESEARCH, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

         (h) By EMPS RESEARCH if holders of five percent (5%) or more of the CONDESA Shares fail to tender their stock at the Closing of the Exchange;

         (i) By EMPS RESEARCH or CONDESA if, in the opinion of EMPS RESEARCH's independent accountants, it should appear that the combined entity will not be auditable to SEC accounting standards;

         (j) By CONDESA if EMPS RESEARCH fails to perform material conditions set forth in Sub-Section 11.1 and 11.3 herein;

         (k) By CONDESA if examination of EMPS RESEARCH's books and records pursuant to Section 5 herein uncovers a material deficiency;

         (l) By EMPS RESEARCH if CONDESA fails to perform material conditions set forth in Sub-Section 11.1 and 11.2 herein; and

         (m) By EMPS RESEARCH if examination of CONDESA's books and records pursuant to Section 4 herein uncovers a material deficiency.

12.2 No modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound.

                                   Section 13
                                  Miscellaneous

13.1 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

13.2     Binding Agreement.

         (a) This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties.

         (b) Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by the means set forth in subsection 13.9 for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that subsection 13.9 is found to be unenforceable as to any party for any reason or is not invoked by any party, and any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys' fees.

13.3 Shareholders Owning at Least Five Percent (5%) of the Outstanding Common Stock of CONDESA. The Shareholders owning at least 5% of the outstanding common stock of CONDESA (see Exhibit A hereto) are only executing this Agreement with respect to Sections 3.4, 4, 7, 9.4, 10,
         11.1 and 11.3, 12.1(d and f ), 13.2, 13.3, 13.4, 13.8, and 13.9.

13.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

13.5 Severability. If any provisions hereof are to be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect or any other provision hereof.

13.6 Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided,

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

         that neither this Agreement nor any right hereunder shall be assignable by CONDESA or EMPS RESEARCH without prior written consent of the other party.

13.7 Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

13.8 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Utah.

13.9 Dispute Resolution. In the event of a dispute between the parties hereto involving a claim of breach of representation or warranty hereunder, or to enforce a covenant herein (either or both of which are referred to hereafter as a "Claim"), if it is the desire of any party for quick resolution, the rights and obligations of the parties hereto arising under the terms of this Agreement with respect to such Claims and/or resolution of such disputes will be by the means of the judgment of an independent third party ("Rent-A-Judge") who has been selected and hired through the mutual agreement of the parties. The utilization of this subsection 13.9, if invoked by any party hereto, shall be the exclusive remedy for resolving a Claim regardless of whether legal action has or has not been otherwise instituted. If legal action has been instituted by any party, and this subsection 13.9 is invoked in a timely manner, any such legal action shall be void ab initio and immediately withdrawn.

         (a) In the event of a Claim by any party, any party may make a written request upon the other parties for a "Rent-A-Judge." A request by any party for the employment of a "Rent-A-Judge" to resolve the Claim shall be binding on all other parties to this Agreement in accordance with the terms hereof.

                  The parties may agree upon one "Rent-A-Judge," but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within twenty (20) days after the initial demand for employment of a "Rent-A-Judge," and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the "Rent-A-Judge(s)" or to furnish the "Rent-A-Judge(s) with any papers or information demanded, the "Rent-A-Judge(s)" are empowered by all parties to this Agreement to proceed ex parte.

         (b) Claim resolution proceedings shall take place in the City or County of Salt Lake, State of Utah, and the hearing before the "Rent-A-Judge(s)" of the matter to be arbitrated shall be at the time and place within said city or county as is selected by the "Rent-A-Judge(s)." The "Rent-A-Judge(s)" shall select such time and place promptly after appointment and shall give written notice thereof to each party at least thirty (30) days prior to the date so fixed. At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the "Rent-A-Judge(s)." Said "Rent-A-Judge(s)" shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

         (c) If there is only one (1) "Rent-A-Judge," his or her decision shall be binding and conclusive on the parties, and if there are three (3) "Rent-A-Judge(s)" the decision of any two (2) shall be binding and conclusive.

         (d) If three (3) "Rent-A-Judge(s)" are selected under the foregoing procedure, but two (2) of the three (3) fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three (3) new "Rent-A-Judge(s)" who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two (2) of the three (3) "Rent-A-Judge(s)" selected.

         (e) The costs of such Claim resolution shall be borne by the parties equally and each party shall pay its own attorneys' fees; provided, however, that in the event either party challenges or in any way seeks to have the Rent-A-Judge's decision or award vacated or corrected or modified, if the challenge is denied or the original decision or award is affirmed, the challenging party shall pay the costs and fees, including reasonable attorneys' fees, of the non-challenging party, both for the challenge and for the original Claim resolution process.

13.10 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed as follows:

                  To CONDESA:

                           Mirgali Kunayev
                           c/o Mossack Fonseca & Co. (B.V.I.) Ltd.
                           P.O. Box 3136, Road Town, Tortola
                           British Virgin Islands
                           Fax (284) 494-4841

                  To EMPS RESEARCH:

                           Terry Chatwin, President
                           Emps Research Corporation
                           875 Donner Way, Suite 705
                           Salt Lake City, Utah 84108
                           Fax (801) 582-8600

                           With a Copy to:

                           Ronald Poulton
                           324 South 400 West, Suite 250
                           Salt Lake City, Utah 84101
                           Fax (801) 355-2990

         Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

         All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.10 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                        EMPS RESEARCH CORPORATION


                                        By:
                                           ----------------------------
                                           Terry Chatwin, President


                                        CONDESA PACIFIC, S.A.


                                        By:
                                           ----------------------------
                                           Mirgali Kunayev, Director

                                  Exhibit List


Exhibit A:   Five Percent Shareholders of Condesa Pacific S.A.

Exhibit B:   Consent of Board of Directors of Condesa Pacific S.A. .

Exhibit C:   Consent of Board of Directors of Emps Research Corporation


                                  Schedule List

Schedule 4.1(b): Condesa Pacific S.A., Common Stock, Options and Warrants Outstanding

Schedule 4.1(c):  Condesa Pacific S.A. Subsidiaries

Schedule 4.1(f):  Litigation Involving Condesa Pacific S.A.

Schedule 4.1(h):  Absence of Certain Changes - Condesa Pacific S.A.

Schedule 4.1(i):  Condesa Pacific S.A. Employee Benefit Plans

Schedule 4.1(j):  Asset Ownership Exceptions

Schedule 4.1(l):  Operating Permits/Licenses

Schedule 5.1(b): EMPS Research Corporation, Common Stock, Options and Warrants Outstanding

Schedule 5.1(f):  EMPS Research Corporation Subsidiaries

Schedule 5.1(m):  EMPS Research Corporation, Tax Matters